MICHAEL T. STUDER CPA P.C.
                            18 East Sunrise Highway
                               Freeport, NY 11520
                             Phone: (516) 378-1000
                              Fax: (516) 546-6220

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Shadow Marketing Inc.

I consent to the use in Post-Effective Amendment No. 1 to Form SB-2 of my report dated September 12, 2007, included therein relating to the financial statements of Shadow Marketing Inc. for the years ended June 30, 2007 and 2006. I also consent to the reference to the firm under the heading "Interest of Named Experts and Counsel" in this amendment.


                                           /s/ Michael T. Studer CPA P.C.
                                           -------------------------------------
                                           Michael T. Studer CPA P.C.

Freeport, New York
December 20, 2007